UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2005

IMPCO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15143	91-1039211
(Commission File Number)	(IRS Employer Identification No.)

16804 Gridley Place
Cerritos, California 90703
(Address of principal executive offices) (Zip Code)

(562) 860-6666
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

IMPCO Technologies, Inc. (the “Company”) announced today that it will restate its previously filed financial statements for the fiscal year ended December 31, 2004 and anticipates filing amended Form 10-Q's for the quarterly periods ended March 31, 2005 and June 30, 2005, reflecting the effect of the fiscal year 2004 restatement on subsequent balance sheets. The Company also indicated in its press release that, as a result of the fiscal year 2004 restatement, the Company will file a Form 12b-25, requesting an extension of the prescribed due date to file its Form 10-Q for the third quarter ended September 30, 2005.

A copy of the press release is attached as Exhibit 99.1 to this report, and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As a result of the potential restatement, the Company's previously issued consolidated financial statements, including those contained in the following filings should no longer be relied upon: Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005. The Company's audit committee discussed with BDO Seidman, LLP, the Company's independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a).

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Exhibits.

Exhibit	Description

99.1	Press release of IMPCO Technologies, Inc. dated November 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

Date: November 9, 2005	By:	/s/ Thomas M. Costales Thomas M. Costales Chief Financial Officer and Treasurer